                                                                     EXHIBIT 2.3
                                                            TO CURRENT REPORT ON
                                                                        FORM 8-K

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of July 8, 1994 (this "First Amendment"), is made by and among CORAM HEALTHCARE CORPORATION, a Delaware corporation (formerly "CHM Holding Corporation") ("Newco"), T(2) Medical, Inc., a Delaware corporation ("T(2)"),
T(2) Acquisition Company, a Delaware corporation and wholly-owned subsidiary of Newco ("T(2) Sub"), Curaflex Health Services, Inc., a Delaware corporation ("CHS"), CHS Acquisition Company, a Delaware corporation and wholly-owned subsidiary of Newco ("CHS Sub"), HealthInfusion, Inc., a Florida corporation ("HII"), HII Acquisition Company, a Florida corporation and wholly-owned subsidiary of Newco ("HII Sub"), Medisys, Inc., a Delaware corporation ("MI"), and MI Acquisition Company, a Delaware corporation and wholly-owned subsidiary of Newco ("MI Sub"). The parties hereto are sometimes hereinafter referred to, collectively, as the "Companies" or the "Constituent Corporations" or, individually, as a "Company" or a "Constituent Corporation."

         WHEREAS, each of the parties hereto is a party to that certain Agreement and Plan of Merger, dated February 6, 1994 (the "Original Merger Agreement"), pursuant to which and subject to the terms and conditions set forth therein, each of T(2), CHS, HII and MI agreed to be acquired by and become wholly-owned subsidiaries of Newco; and

         WHEREAS, each of the parties hereto is a party to that certain First Amendment to Agreement and Plan of Merger dated as of May 25, 1994 (together with the Original Merger Agreement, the "Merger Agreement"), pursuant to which the parties hereto agreed to certain amendments to the Original Merger Agreement, as more particularly set forth therein; and

         WHEREAS, the parties hereto desire to further amend certain provisions of the Merger Agreement, as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the following covenants and agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

         1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the same respective meanings ascribed to such terms in the Merger Agreement.

         2.      Amendments.

                 (a) Schedule 1 of Exhibit 2.7 to the Merger Agreement is hereby amended by deleting the subsection thereof entitled "LAVERTY EMPLOYMENT AGREEMENT" in its entirety and replacing said subsection with the following new subsection:




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                               Page 7 of 12 Pages

                        "LAVERTY EMPLOYMENT AGREEMENT

 Participant                             Charles A. Laverty, Senior Executive
                                         Vice President

 Term:                                   One Year

 Base Salary:                            $450,000 per annum

 Incentive Compensation:                 An annual bonus of up to 100% of Base Salary will be payable in cash and/or Newco Shares, upon Newco achieving certain
                                         performance objectives for the year in question as set by the
                                         Chairman of Newco or by Newco's Board of Directors or a committee thereof.

 Stock Option:                           On December 1, 1994, Mr. Laverty will be granted an option to purchase 100,000 Newco Shares at an exercise price equal to the closing price of Newco Shares on the date the option is granted;
                                         provided, that Mr. Laverty has not voluntarily terminated his employment with Newco prior to such date.  Such options shall be fully vested and immediately exercisable as of the time of grant.

 Severance:                              Upon the termination of Mr. Laverty's employment for any reason
                                         (other than by Newco "for cause"), including expiration of the term of Mr. Laverty's employment agreement with Newco, Newco shall pay to Mr. Laverty a severance/non-compete payment of
                                         $2,500,000, payable over three years in thirty-six (36) equal monthly installments (co-extensive with the three year non-
                                         compete period) commencing the first day of the calendar month after termination.

 Other Provisions:                       Benefits; payment by Newco of all fees, costs and expenses incurred by Mr. Laverty in the event Newco requires Mr. Laverty to relocate his primary residence (subject to Mr. Laverty's consent to such relocation), including broker's fees, mortgage payments on his former residence after the date of relocation until such residence is sold and any loss sustained by him on the sale of such residence.

 Termination:                            Terminable at any time by Mr. Laverty but only "for cause" by
                                         Newco.  A pro rata portion of Mr. Laverty's annual bonus,
                                         together with the remaining balance of Mr. Laverty's annual base salary, shall be payable in the event Mr. Laverty's employment with Newco is terminated by Mr. Laverty after completion of at least six months of service with Newco following the Effective
                                         Time."

                 (b) Section 6.5 of the Merger Agreement is hereby amended by deleting Section 6.5 in its entirety and inserting in its place the following new Section 6.5:





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                               Page 8 of 12 Pages

         "                6.5     Letters of Company's Accountants.  Each of
         CHS, HII, MI and T(2), shall use all reasonable efforts to cause to be delivered to itself, to Newco and to the other companies a so-called "comfort" letter of such Company's independent auditors with respect to the financial statements and other financial information of such Company included in the Registration Statement, each such letter dated a date within two business days before the Effective Time and addressed to each of CHS, HII, MI, T(2) and Newco, and in a form reasonable approved by the recipients prior to delivery thereof. "

                 3.       Miscellaneous.   Except as expressly provided in this
Second Amendment, the Merger Agreement shall remain unchanged and be in full force and effect. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law. This Second Amendment may be executed by facsimile transmission and in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same original instrument and any of the parties hereto may execute this Second Amendment by signing any such counterpart.



                           [The Remainder of This Page Intentionally Left Blank]





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                              Page 9 of 12 Pages

                 IN WITNESS WHEREOF, each Company has caused this Agreement to be executed on its behalf by its officers thereunder fully authorized, all as of the date first above written.

T(2) MEDICAL, INC.                         T(2) ACQUISITION COMPANY


By:  /s/  Tommy H. Carter                  By:  /s/  Tommy H. Carter
   -----------------------------              --------------------------
   Tommy H. Carter,                           Tommy H. Carter,
   President and Chief                        President
   Executive Officer


CURAFLEX HEALTH SERVICES,                  CHS ACQUISITION COMPANY
INC.


By:  /s/  Charles A. Laverty               By:  /s/  Kevin M. Higgins
   -----------------------------              ---------------------------
   Charles A. Laverty,                        Kevin M. Higgins,
   Chairman, President and                    President
   Chief Executive Officer


HEALTHINFUSION, INC.                       HII ACQUISITION COMPANY


By:  /s/  Miles E. Gilman                  By:  /s/  Miles E. Gilman
   -----------------------------              -----------------------------
   Miles E. Gilman,                           Miles E. Gilman,
   President and Chief                        President
   Executive Officer


MEDISYS, INC.                              MI ACQUISITION COMPANY


By:  /s/  William J. Brummond              By:  /s/  William J. Brummond
   ------------------------------             -----------------------------
   William J. Brummond,                       William J. Brummond,
   President and Chief                        President
   Executive Officer


CORAM HEALTHCARE CORPORATION


By:  /s/  James M. Sweeney
   ------------------------------
   James M. Sweeney,
   Chairman of the Board






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